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                                CONSENT

The undersigned firm hereby consents to be identified and named in the prospectus forming a part of a Registration Statement on Form S1, as amended (File No. 333-27035) (The "Registration Statement") of Schick Technologies, Inc.

June 30, 1997

                           CABINET BEAU DE LOMENIE
                            French Patent Counsel
                          European Patent Attorneys


/s/ Hubert Hasenrader                               /s/ Dominic King
---------------------------                         ---------------------------
Hubert Hasenrader                                   Dominic King